                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                MAIL-WELL, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                             MAIL-WELL, INC.
                     8310 SOUTH VALLEY HIGHWAY, #400
                        ENGLEWOOD, COLORADO 80112
   [MAIL-WELL LOGO]          (303) 790-8023

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD MAY 1, 2002

TO THE STOCKHOLDERS OF MAIL-WELL, INC.:

    Notice is hereby given that the Annual Meeting of Stockholders of Mail-Well, Inc., a Colorado corporation (the "Company"), will be held on Wednesday, May 1, 2002, at 8:30 a.m. at the Company's principal executive offices, 8310 South Valley Highway, #400, Englewood, Colorado, for the following purposes:

    1. To elect seven directors of the Company to hold office until the 2003 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

    2. To ratify the selection of Ernst & Young LLP, independent auditors, as auditors of the Company for the year ending December 31, 2002; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The names of the nominees for directors are set forth in the accompanying Proxy Statement.

    The Board of Directors has fixed the close of business on March 8, 2002, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

    A copy of the Company's 2001 Annual Report to Stockholders, which includes the Company's consolidated financial statements, was mailed with this Notice on or about March 25, 2002, to all stockholders of record on the record date. The Company's Annual Report on Form 10-K to the Securities and Exchange Commission may be obtained without charge upon written request directed to the Secretary of the Company at the address above. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

    Whether or not you expect to attend the Annual Meeting, you should complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope. The proxy card must be signed and returned in order to be counted.

                                          By Order of the Board of Directors,

                                          /s/ Roger Wertheimer

                                          Roger Wertheimer
                                          Vice President--General Counsel
                                          and Secretary

Englewood, Colorado
March 25, 2002

                             MAIL-WELL, INC.
                      8310 S. VALLEY HIGHWAY, #400
                        ENGLEWOOD, COLORADO 80112

                             PROXY STATEMENT

                     ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON MAY 1, 2002

INTRODUCTION

    This Proxy Statement is furnished to the stockholders of Mail-Well, Inc., a Colorado corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on Wednesday, May 1, 2002. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about March 25, 2002 to the stockholders of record at the close of business on March 8, 2002 (the "Record Date").

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Company's common stock. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph by certain employees of the Company. The Company will bear any costs relating to such solicitations by Company personnel. The Company has arranged for its stock transfer agent, Computershare Trust Company, Inc., to tabulate the votes and report on the results at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 48,322,248 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters on which stockholders may vote. There is no cumulative voting in the election of directors.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the outstanding common stock are required for a quorum at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised. It may be revoked by (1) filing a written notice of revocation with the Secretary of the Company at the Company's principal executive offices, 8310 South Valley Highway, #400, Englewood, Colorado 80112, (2) duly executing and delivering a proxy bearing a later date or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SUMMARY OF PROPOSALS

    Stockholders will be asked to vote upon the following proposals at the Annual Meeting:

    1.  Election of the following seven persons to the Board of
Directors: Paul V. Reilly, Frank P. Diassi, Frank J. Hevrdejs, Janice C. Peters, Jerome W. Pickholz, Alister W. Reynolds and W. Thomas Stephens.

    2. Ratification of the selection of Ernst & Young LLP as independent auditors for the Company for 2002.

    The proxies will be voted, unless authority to do so is withheld, to elect the seven nominees recommended by the Board and to ratify the selection of Ernst & Young LLP as the Company's auditors for 2002.

              INFORMATION CONCERNING DIRECTORS AND NOMINEES

    The names, ages (as of December 31, 2001), positions with the Company and the business experience over the past five years of each current Board member and each Board nominee is set forth below. Each director has served continuously with the Company since the date indicated.

                                                                                               DIRECTOR
NAME                                   AGE                       POSITION(S)                    SINCE
----                                   ---                       -----------                   --------
Paul V. Reilly (1)                     49        Chairman of the Board, President and Chief      1998
                                                   Executive Officer
Frank P. Diassi (3)(4)                 68        Director                                        1993
Frank J. Hevrdejs (1)(2)(4)            56        Director                                        1993
Janice C. Peters (2)(4)                50        Director                                        1999
Jerome W. Pickholz (1)(3)              69        Director                                        1994
Alister W. Reynolds                    44        Nominee for Director                             NA
W. Thomas Stephens(1)(2)               59        Director                                        2000
William R. Thomas (3)                  73        Director                                        1998

------------------
(1) Member of the Nominating Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

(4) Member of the Health, Safety and Environmental Committee.

    PAUL V. REILLY was named our Chief Executive Officer in March 2001 and he became Chairman of the Board in June 2001. Prior to that Mr. Reilly was our President and Chief Operating Officer from January 1998 to March 2001 and was our Senior Vice President--Finance and Chief Financial Officer from September 1995 to January 1998. Mr. Reilly spent 14 years with Polychrome Corporation, a prepress supplier to the printing industry, where he held a number of positions including Assistant
Corporate Treasurer, Corporate Treasurer, Vice President and Chief
Financial Officer, and General Manager of United States Operations.
Mr. Reilly is a Certified Public Accountant.

    FRANK P. DIASSI has been a director of the Company since its inception in 1993. Mr. Diassi was Chairman of Sterling Chemicals, Inc., a manufacturer of commodity petrochemicals and chemicals used primarily in the pulp and paper industry, from August 1996 through December of 2001. He was a founding director of Arcadian Corporation, the largest nitrogen fertilizer company in North America. From 1989 to 1994, Mr. Diassi was a Director and Chairman of the Finance Committee of Arcadia Corporation. Mr. Diassi is a director of Fibreglass Holdings, Inc., a truck accessory manufacturer, a director and Chairman of Amerlux Inc., a commercial lighting company, and director and Chairman of Software Plus, Inc., a human resources/ payroll software design firm. On July 16, 2001, Sterling Chemicals, Inc., a company for which Mr. Diassi has served as an executive officer, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Diassi is a member of the Audit Committee and Chairman of the Health, Safety and Environmental Committee of the Board of Directors.

    FRANK J. HEVRDEJS has been a director of the Company since its inception in 1993. In 1982 Mr. Hevrdejs co-founded The Sterling Group, L.P., a major management buyout company, where he is currently a principal shareholder and president. He also serves as Chairman of First Sterling Ventures Corp., an investment company, Endoro Holdings, Inc., a structural and electrical manufacturing company, and Fibreglass Holdings, Inc., a truck accessory manufacturer. He is a director of Eagle U.S.A., an air-freight company, Sterling Chemicals, Inc., a petroleum chemical company and serves on the Houston Regional Board of J.P. Morgan Chase and Co., a financial institution. Mr. Hevrdejs serves as Chairman of the Nominating Committee and is a member of the Compensation Committee and the Health, Safety and Environmental Committee of the Board of Directors.

    JANICE C. PETERS has been a director since 1999. From 1997 to 2000, Ms. Peters served as President and Chief Executive Officer of MediaOne(R), the broadband services arm of MediaOne Group. From 1995 to 1997, Ms. Peters was employed by US WEST, MediaOne's former parent company, in various positions including Executive Vice President of MediaOne Group, Managing Director of One2One, a United Kingdom wireless communications joint venture between US WEST and Cable & Wireless, and President of Wireless Operations for US WEST Media Group. Ms. Peters serves as a director of Primus Knowledge Solutions, Inc., a knowledge-enabled software provider. Ms. Peters serves as Chairperson of the Compensation Committee of the Board of Directors and is a member of the Health, Safety and Environmental Committee of the Board of Directors.

    JEROME W. PICKHOLZ has been a director since September 1994. From 1978 until 1994, he was Chief Executive Officer of Ogilvy & Mather Direct Worldwide, a direct advertising agency. From 1994 until September 1995, he served as Chairman of the Board of Ogilvy & Mather Direct Worldwide where he is now Chairman Emeritus. Mr. Pickholz served as founder and Chairman of Pickholz, Tweedy, Cowan, L.L.C., a marketing communications company, from January 1, 1996 through the end of January 2001, and he has served as a direct marketing consultant to that firm from February 1, 2001 to the present. Mr. Pickholz serves as the Chairman of the Audit Committee and as a member of the Nominating Committee of the Board of Directors.

    ALISTER W. REYNOLDS is a nominee for director standing for election at the 2002 Annual Meeting. Mr. Reynolds has been employed by Quest Diagnostics, Inc., a provider of diagnostic laboratory testing services, and its former parent company, Corning Incorporated, since 1982 in various positions, including Senior Vice President--U.S. Operations and, most recently, Senior Advisor to the Office of the Chairman. He serves as director of Soma Logic Incorporated, a bio-technology company, and Health Care Waste Solutions, a healthcare disposal services company.

    W. THOMAS STEPHENS has been a director since 2000 and served as Chairman of the Board from February 2001 to June 2001. From 1997 to 1999, Mr. Stephens served as President and Chief Executive Officer of MacMillan Bloedel, Canada's largest forest products company. From 1986 to 1996, he served as CEO and President of Johns Manville Corporation serving as Chairman from 1993 to 1996. Currently, Mr. Stephens is a director of Qwest Communications International, Inc., Norske Skog Canada Limited, Xcel Energy, Inc., TransCanada PipeLines Ltd., and a trustee of Putnam Mutual Funds. Mr. Stephens is a member of the Compensation Committee and the Nominating Committee of the Board of Directors.

    WILLIAM R. THOMAS has been a director since 1998. Mr. Thomas will be retiring from the Board of Directors and will not stand for re-election as a director at the Annual Meeting. He has served as Chairman of Capital Southwest Corporation, a publicly owned venture capital investment company, since 1982 and as President since 1980. Mr. Thomas has been a director of Capital Southwest Corporation since 1972 and was Senior Vice President from 1969 to 1980. Mr. Thomas also serves as a director of Alamo Group, Inc., a heavy-duty mowing equipment company, Encore Wire Corporation, an electrical wire and cable company, and Palm Harbor Homes, Inc., a manufactured housing company. Mr. Thomas is a member of the Audit Committee of the Board of Directors.

BOARD MEETINGS AND CERTAIN COMMITTEE MEETINGS

    During 2001, the Board met on 18 occasions (4 regular meetings and 14 special meetings). All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they were members, except that Mr. Pickholz attended 13 of the 18 Board meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Health, Safety and Environmental Committee, in addition to other committees.

    The Audit Committee meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements. The committee also recommends to the Board the independent auditors to be retained; receives and considers the auditors' comments as to controls and adequacy of staff and management performance and procedures in connection with audit and financial controls; and reviews the system of internal controls and compliance with policies regarding business conduct. See "Report of the Audit Committee." The Audit Committee, comprised of Mr. Pickholz (Chairperson), Mr. Thomas and Mr. Diassi, met 8 times during 2001. Mr. Thomas's replacement on the Audit Committee remains to be decided.

    The Compensation Committee determines the compensation arrangements for senior management and administers the 2001 Long-Term Equity Incentive Plan ("2001 Plan") and the Cash Bonus Incentive Plan. The committee makes recommendations concerning salaries, incentive compensation and stock-based awards for officers and directors and performs such other functions regarding compensation as the Board may delegate. See "Compensation Committee Report on Executive Compensation." This committee is comprised of Ms. Peters (Chairperson), Mr. Hevrdejs and Mr. Stephens. The Compensation Committee met 7 times during 2001.

    The Nominating Committee is responsible for identifying candidates for open director positions and proposing their nomination to the full Board. The Nominating Committee will not consider nominees recommended by stockholders. The Nominating Committee has nominated Mr. Reynolds for election to fill the vacancy which will occur upon Mr. Thomas's retirement from the Board of Directors at the Annual Meeting. This committee is comprised of Mr. Hevrdejs (Chairperson), Mr. Pickholz, Mr. Stephens and Mr. Reilly. The Nominating Committee did not meet during 2001.

    The Health, Safety and Environmental Committee is responsible for oversight and assistance to the Company in regard to activities relating to health, safety and the environment. Such oversight and assistance include, among other things, reviewing with management the Company's health, safety and environmental policies and plans, reviewing with management the Company's compliance with related laws and regulations, and reviewing with management the Company's organization, programs and procedures for promoting safety and protecting the environment and health. This committee is comprised of Mr. Diassi (Chairperson), Mr. Hevrdejs and Ms. Peters, and met 2 times during 2001.

DIRECTOR COMPENSATION

    Each non-employee director of the Company receives:

    * an annual retainer of $20,000;

    * $1,000 for each regular Board meeting attended;

    * $1,000 for each special Board meeting attended;

    * $1,000 for each Board committee meeting attended; and

    * non-qualified stock options, stock appreciation rights, restricted shares, restricted share units and/or other stock-based awards pursuant to the 2001 Plan in amounts determined by the Compensation Committee. In 2001 each non-employee director received options for 3,000 shares of common stock pursuant to the 2001 Plan.

    In addition, for his services as chairman from February 2001 to June 2001, the Company paid $66,666.68 to Mr. Stephens.

    Directors who are employees of the Company do not receive compensation for their service on the Board. The Company also provides directors' and officers' liability insurance and indemnity agreements for its directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The three members of the Compensation Committee, Ms. Peters and Messrs. Hevrdejs and Stephens, have no interlocking relationships as defined by rules and regulations of the Securities and Exchange Commission. The Compensation Committee determined the compensation for the Company's executive officers for 2001 and recommended grants of stock options and performance accelerated restricted stock awards to executive officers in 2001 under the 2001 Plan. See "Long-Term Equity Incentive Plan" and "Compensation Committee Report on Executive Compensation."

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of March 8, 2002, there were 48,322,248 shares of common stock outstanding held of record by 454 stockholders. The following table summarizes information regarding the beneficial ownership of the
Company's common stock as of March 8, 2002, by:

    * each person known by the Company to beneficially own more than 5% of the outstanding common stock based upon filings with the Securities and Exchange Commission;

    * each current director of the Company and nominee for director;

    * each executive officer named in the compensation table on page 8;
      and

    * all directors and executive officers of the Company as a group.

    Shares of common stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding the options.

                                                           AMOUNT AND NATURE                      PERCENTAGE
                                                        OF BENEFICIAL OWNERSHIP                 OF OUTSTANDING
BENEFICIAL OWNERS                                         OF COMMON STOCK(1)                     COMMON STOCK
-----------------                                       -----------------------                 --------------
Mail-Well Employee Stock Ownership Plan                        3,049,133(2)                           6.3%
  c/o Mail-Well, Inc.
  8310 South Valley Highway, #400
  Englewood, Colorado 80112
Wallace R. Weitz & Company                                    13,030,100(3)                          27.0%
  1125 South 103 Street, Suite 600
  Omaha, Nebraska 68124
Paul V. Reilly                                                   869,942(4)                           1.8%
Frank P. Diassi                                                1,575,096(5)                           3.3%
Frank J. Hevrdejs                                              1,819,214(6)                           3.8%
Janice C. Peters                                                   9,000(7)                            *
Jerome W. Pickholz                                                76,238(8)                            *
Alister W. Reynolds                                                    0(9)                            *
W. Thomas Stephens                                                21,000(10)                           *
William R. Thomas                                              2,105,588(11)                          4.4%
Michel P. Salbaing                                                69,600(12)                           *
David W. Blue                                                     72,000(13)                           *
Robert C. Hart                                                    72,500(14)                           *
Robert Meyer                                                      37,200(15)                           *
All executive officers and directors of the
  Company as a group (14 persons)                              6,905,867(16)                         14.1%

------------------
 *   Less than 1.0%.

 (1) Unless otherwise noted, each stockholder has direct ownership and sole voting and investment power with respect to the indicated shares of common stock.

 (2) Shares held by the Company's Employee Stock Ownership Plan (the "ESOP") are voted by Putnam Fiduciary
     Trust Company, as Trustee, at the direction of participants.

 (3) Wallace R. Weitz & Company disclaims beneficial ownership of these shares, which are owned beneficially by registered investment companies for which Wallace R. Weitz & Company serves as advisor.

 (4) Includes 26,698 shares held by Mr. Reilly's wife, 696 shares held by a trust benefiting his child of which Mr. Reilly is trustee, stock options for 442,667 shares, 1,823 shares allocated under the ESOP


                                    5



     to Mr. Reilly, and 644 shares held by one of his children. Mr. Reilly disclaims beneficial ownership of the 644 shares held by one of his children.

 (5) Includes 82,396 shares held by two trusts benefiting members of Mr. Diassi's immediate family, 977,438 shares held by Winged Lion Holdings II L.L.C., which is controlled by Mr. Diassi, 364,020 shares held jointly with Mr. Diassi's wife, 6,842 shares that may be acquired upon conversion of convertible notes,
     112,000 shares held by Mr. Diassi's children of which he retains sole voting rights, and stock options for 32,400 shares.

 (6) Includes 33,514 shares held by Mr. Hevrdejs' wife, 200,000 shares held by First Sterling Ventures Corp., which is controlled by Mr. Hevrdejs, and stock options for 32,400 shares.

 (7) Includes stock options for 9,000 shares.

 (8) Includes 3,948 shares that may be acquired upon conversion of convertible notes and stock options for
     32,400 shares.

 (9) Nominee for directorship.

(10) Includes stock options for 6,000 shares.

(11) Includes 2,096,588 shares held by Capital Southwest, of which Mr. Thomas is President, and stock options for 9,000 shares. Mr. Thomas disclaims beneficial ownership of the shares held by Capital Southwest.

(12) Includes stock options for 8,000 shares.

(13) Includes stock options for 15,000 shares.

(14) Includes stock options for 15,000 shares.

(15) Includes stock options for 12,200 shares.

(16) Includes stock options for 677,567 shares, 12,632 shares that may be acquired upon conversion of convertible notes and 3,442 shares allocated under the ESOP to executive officers.

              EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND OTHER OFFICERS

    Following are descriptions of the Company's executive officers and certain other officers whom the Company deems to be key employees, including age (as of December 31, 2001), positions with the Company and the business experience during the past five years. The officers hold office at the discretion of the Board of Directors.

NAME                            AGE   POSITION(S)
----                            ---   -----------
Paul V. Reilly(1)               49    Chairman, President and Chief Executive Officer
Michel P. Salbaing              56    Senior Vice President--Chief Financial Officer
Herbert H. Davis III            54    Senior Vice President--Corporate Development and Chief Legal
                                      Officer
David W. Blue                   59    President and Chief Executive Officer--Commercial Printing
                                      Division
Robert C. Hart                  65    President and Chief Executive Officer--Envelope Division
Kimberly T. Henry               50    Vice President--Human Resources
William W. Huffman, Jr.         53    Vice President--Controller
D. Robert Meyer, Jr.            45    Vice President--Treasurer and Tax
Keith T. Pratt                  56    Vice President--Purchasing
Roger Wertheimer                42    Vice President--General Counsel and Secretary
Mark L. Zoeller                 42    Vice President--Corporate Development

------------------
(1) See "Information Concerning Directors and Nominees" for a biographical summary.

    MICHEL P. SALBAING has been the Company's Senior Vice President-- Finance and Chief Financial Officer since November 2000. From 1996 to November 2000, Mr. Salbaing was with Quebecor World, the largest
North American printer, where he held a number of positions including
Chief Financial Officer of the overall corporation, President and Chief Executive Officer of Quebecor Printing Europe and Senior Vice President and Chief Financial Officer of Quebecor World North America. Prior to 1996, Mr. Salbaing held various senior financial positions with three large Canadian manufacturing firms and spent eight years with Ernst & Young LLP. Mr. Salbaing is a member of the Canadian Institute of Chartered Accountants.

    HERBERT H. DAVIS III has been the Company's Senior Vice President-- Corporate Development and Chief Legal Officer since August 2001. Prior to that time, Mr. Davis was in the private practice of law and was a partner at the Denver, Colorado law firm of Rothgerber Johnson & Lyons LLP for over 20 years.

    DAVID W. BLUE has served as Chief Executive Officer of the commercial print segment of the Company since September 2000. He served as President of USFI, the $1 billion Specialty Ingredient Division of ConAgra, from 1998 until joining the Company. His career included 15 years at Kraft Foods, from 1976 to 1991, where he was Vice President, Marketing and Vice President, Finance for Kraft Cheese, as well as President of Churny Company, a Kraft subsidiary that he grew eightfold in four years. From 1991 to 1995, Mr. Blue was with Stella Foods as President of Stella Cheese and Executive Vice President, Sales and Marketing of Stella Foods. From 1995 to 1998 he was President and Owner of O'Boisie Corporation, a manufacturer and distributor of snack foods. O'Boisie Corporation filed for bankruptcy under Chapter 7 of the United States Bankruptcy Code in February 1998.

    ROBERT C. HART has served as Chief Executive Officer of the envelope segment of the Company since October 2000. From 1998 until he joined Mail-Well, he owned his own consulting firm after having spent over thirty years, from 1967 to 1998, with Riverwood International, a $1.3 billion paperboard and packaging company headquartered in Atlanta, GA. Throughout his tenure with Riverwood, Mr. Hart served as Vice President & Mill Manager; Vice President, Sales and Marketing; Vice President, and General Manager of Paperboard Operations. Most recently, as Senior Vice President of the $600 million Paperboard Operation, Mr. Hart directed the operations of three paper mills, producing 1.4 million tons of packaging products to improve productivity over 250,000 tons in eight years.

    KIMBERLY T. HENRY has been the Company's Vice President--Human Resources since March 2000. From 1988 to March 2000, she worked for Samsonite Corporation in various capacities, most recently Vice President Human Resources. Ms. Henry is a licensed attorney.

    WILLIAM W. HUFFMAN, JR. has been the Company's Vice President-- Controller since November 2000. Prior to that he served in various financial capacities at Custom Papers Group, Specialty Coatings International, and James River Corporation. Mr. Huffman began his career with Coopers & Lybrand, and is a Certified Public Accountant.

    D. ROBERT MEYER, JR. has been the Company's Vice President--Treasurer and Tax since 1998. Mr. Meyer is a licensed attorney, Certified Public Accountant and Certified Financial Planner. From 1988 to 1998, Mr. Meyer was a partner in the tax department of the accounting firm of Deloitte & Touche LLP.

    KEITH T. PRATT has been the Company's Vice President--Purchasing since 1998. From 1994 to 1998, Mr. Pratt was Vice President of Material Sourcing and Logistics of Ply Gem Industries. From 1981 to 1994, Mr. Pratt was responsible for purchasing and logistics with several companies where he held a variety of positions up to the director level.

    ROGER WERTHEIMER has been the Company's Vice President--General Counsel and Secretary since February 1995. Mr. Wertheimer began practicing law in 1984 and served as Corporate Counsel for PACE Membership Warehouse, Inc. from 1988 to 1994. Mr. Wertheimer was in private practice from March 1994 until February 1995, when he joined the Company.

    MARK L. ZOELLER has been the Company's Vice President--Corporate Development since May 2001. Mr. Zoeller joined the Company in 1997 as Corporate Counsel, and from May 2000 to May 2001, he was Assistant General Counsel. Prior to joining the Company, Mr. Zoeller was an associate at the law firm of Rothgerber Johnson & Lyons LLP, and he is a licensed attorney.

    There are no arrangements or understandings between the Company's directors or officers, or any other persons, pursuant to which any of the directors have been selected as directors or officers have been selected as officers.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning all compensation received for services rendered for the three years ended December 31, 2001, by (i) the Company's Chief Executive Officer, (ii) the four most highly compensated executive officers who were serving as executive officers of the Company or one of the Company's divisions or wholly owned subsidiaries at the end of 2001 and whose total annual salary and bonus exceeded $100,000 in 2001, and (iii) the Company's former Chief Executive Officer.

                       SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                   -----------------------
                                        ANNUAL COMPENSATION                     SECURITIES
                                   ------------------------------  RESTRICTED   UNDERLYING
                                                     OTHER ANNUAL    STOCK       OPTIONS      ALL OTHER
                                   SALARY    BONUS   COMPENSATION   AWARD(S)     GRANTED     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     $      $(1)       ($)(2)       ($)(3)        (#)           ($)
---------------------------  ----  ------    -----   ------------  ----------   ----------   ------------
Paul V. Reilly(4)            2001  586,732        0       0        1,193,100     536,000             0
President and Chief          2000  425,000        0       0                0     210,000             0
Executive Officer            1999  350,000  278,040       0                0      20,000             0

Michel P. Salbaing           2001  325,000  100,000       0          233,700     105,000             0
Senior Vice President--      2000   60,495   70,000       0                0      40,000             0
Chief Financial Officer

David W. Blue                2001  325,000        0       0          233,700     110,000             0
President--Commercial        2000  129,369        0       0                0      75,000             0
Printing Division

Robert C. Hart               2001  325,000  107,250       0          233,700      85,000             0
President--Envelope          2000   74,240        0       0                0      75,000             0
Division

Robert Meyer                 2001  183,426   40,000       0          102,500      37,000             0
Vice President--             2000  171,462        0       0                0       8,000             0
Treasurer and Tax            1999  165,000   79,461       0                0           0             0

Gerald F. Mahoney(5)         2001  150,000        0       0                0           0        83,051
Former Chief Executive       2000  481,000        0       0                0     210,000             0
Officer                      1999  500,000  463,400       0                0      20,000             0

------------------
(1) Bonus amounts are shown for the year earned and are paid in the following year.

(2) None of the named executive officers has received perquisites the value of which exceeded the lesser of either $50,000 or 10% of his total salary and bonus. Perquisites paid include contributions to each person's 401(k) account, tax reimbursements and car allowance.

(3) Amounts shown reflect the grant of performance accelerated restricted stock based upon the closing sale price per share of the Common Stock as quoted on the NYSE on December 31, 2001 ($4.10 per share). None of these shares has vested. See "2001 Long-Term Incentive Plan Awards in 2001."

(4) Mr. Reilly served as Chief Operating Officer until January 2001 when he became Chief Executive Officer.

(5) Mr. Mahoney served as Chief Executive Officer until January 2001. Mr. Mahoney received severance pay in connection with his departure from the Company, as indicated in the "All Other Compensation" column for
    2001. See "Executive Agreements."

2001 LONG-TERM EQUITY INCENTIVE PLAN

    On February 7, 2001, the Board adopted the 2001 Long-Term Equity Incentive Plan (the "2001 Plan"), which was approved by stockholders on May 1, 2001. The 2001 Plan provides the means by which the Company, through the grant of options and other awards, can (i) attract and retain key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivate such individuals by means of performance-related incentives to achieve long-range performance goals, and (iii) link their compensation to the long-term interests of the Company and its stockholders.

    Upon adoption of the 2001 Plan, the Company's 1994 Stock Option Plan, 1998 Stock Option Plan, 1996 Directors' Stock Option Plan and 1997 Non-Qualified Stock Option Plan (collectively, the "Old Plans") were merged into the 2001 Plan, and no longer separately exist. Options outstanding under the Old Plans continue to the governed by their respective grant agreements, but are administered under the 2001 Plan.

    SHARES AVAILABLE FOR AWARDS UNDER THE 2001 PLAN. Under the 2001 Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2001 Plan, the maximum number of shares of common stock with respect to which awards may be granted under the Plan is 4,425,000 (which includes 424,717 shares with respect to which awards under the Old Plans were authorized but not granted). Except as adjusted in accordance with the terms of the 2001 Plan, no more than 4,425,000 shares of common stock authorized under the 2001 Plan may be incentive stock options and no more than 800,000 shares may be awarded as awards other than options.

    Shares of common stock subject to an award under the 2001 Plan or the Old Plans that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the 2001 Plan. Shares of common stock issued under the 2001 Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines ("Substitute Awards") do not reduce the number of shares available for awards under the 2001 Plan.

    In addition, the 2001 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under these limitations, no single participant may receive options or stock appreciation rights ("SARs") in any calendar year that relate to more than 1,500,000 shares of common stock, subject to adjustment in certain circumstances.

    With certain limitations, awards made under the 2001 Plan may be adjusted to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2001 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

    ELIGIBILITY AND ADMINISTRATION. Current and prospective officers and employees of, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the 2001 Plan. The 2001 Plan is administered by the Compensation Committee (the "Committee"). The Board may amend, alter or discontinue the 2001 Plan, but no amendment or alteration can be made which would impair the rights of any recipient of an award without his or her consent.

    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2001 Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company's voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
The Committee may also, in its discretion, add an accelerated ownership feature to any option granted, which is the right to acquire an "AO Option." The right to acquire an AO Option would be triggered upon exercise of the original option and payment of the option price for the original option in shares held by the option holder, subject to certain limitations. The right to acquire an AO Option would allow the option holder to receive, upon such exercise, another option to purchase, at fair market value at the date of grant of the AO Option, a number of shares of common stock equal to the sum of: (i) the number of whole shares delivered by the option holder in payment of the option price of the original option and
(ii) the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO Option will expire on the same date that the original option would have expired had it not been exercised. All AO Options will be non-qualified stock options. As of March 8, 2002, there were non-qualified options for 2,225,766 shares and incentive options for 3,902,871 shares outstanding under the 2001 Plan.

    RESTRICTED SHARES AND RESTRICTED SHARE UNITS. The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions. As of March 8, 2002, the Company had issued 669,000 restricted shares under the 2001 Plan.

    Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met. As of March 8, 2002, there were no restricted share units outstanding under the 2001 Plan.

    PERFORMANCE AWARDS. A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant's rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

    Performance awards are subject to certain specific terms and conditions under the 2001 Plan. Performance goals for Covered Officers
(as defined in the 2001 Plan) are limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit;
(c) operating efficiencies; (d) return on equity, assets, capital, capital employed, or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production (separate work units or Saw's); (k) stock price or total shareholder return; (l) dividends; or (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

    To the extent necessary to comply with Section 162(m), with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing,
(1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2001 Plan is 150,000 and the maximum annual amount of any award settled in cash is $1,000,000.

    OTHER STOCK-BASED AWARDS. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Plan.

    NON-EMPLOYEE DIRECTOR AWARDS. The Board of Directors may provide that all or a portion of a non-employee director's annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, SARs, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director's service as a member of the Board of Directors. The 2001 Plan will be administered by the Board of Directors with respect to non-employee directors, including awards made to members of the Committee.

    The following table sets forth information concerning stock options granted to each of the named executive officers in 2001 under the 2001 Plan and the potential realizable value for the stock options based on future appreciation assumptions.

                                                  OPTION GRANTS IN 2001

                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED ANNUAL RATES
                           NUMBER OF           % OF TOTAL                                    OF STOCK PRICE APPRECIATION
                     SECURITIES UNDERLYING   OPTIONS GRANTED   EXERCISE                          FOR OPTION TERM(1)
                        OPTIONS GRANTED       TO EMPLOYEES      PRICE     EXPIRATION         ---------------------------
                              (#)                IN 2001        ($/SH)       DATE            5% ($)             10% ($)
                     ---------------------   ---------------   --------   ----------         -------           ---------
Paul V. Reilly              100,000               3.06%         4.7125     01-24-11          322,836             793,199
                            436,000              13.33%           5.51     06-11-06          663,728           1,466,665

Michel P. Salbaing           20,000               0.61%           3.74     11-13-11           47,041             119,212
                             85,000               2.60%           5.51     06-11-06          129,396             285,932

David W. Blue                25,000               0.76%           5.00     09-05-11           78,612             199,218
                             85,000               2.60%           5.51     06-11-06          129,396             285,932

Robert C. Hart               85,000               2.60%           5.51     06-11-06          129,396             285,932

Robert Meyer                 37,000               1.13%           5.51     06-11-06           56,326             124,465

Gerald F. Mahoney                --                 --              --        --                  --                  --

------------------
(1) Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options assuming that the market price of common stock appreciates at the specified annual rates of appreciation, compounded annually over the terms of the options. These numbers are calculated based upon rules promulgated by the SEC. Actual gains, if any, depend on the future performance of common stock and overall market conditions.

    The following table sets forth information about the number and value of stock options exercised in 2001 and held at December 31, 2001, by each named executive officer. A stock option is "in-the-money" if the closing market price of the common stock exceeds the exercise price of the stock option.

                         AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING                 VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                            SHARES           VALUE              AT 12-31-01 (#)               AT 12-31-01 ($)(1)
                         ACQUIRED ON        REALIZED       -------------------------       -------------------------
                         EXERCISE (#)         ($)          EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
                         ------------       --------       -------------------------       -------------------------
Paul V. Reilly                   0               --             288,534/754,798                    33,989/0

Michel P. Salbaing               0               --               8,000/137,000                     0/7,200

David W. Blue                    0               --              15,000/170,000                       0/0

Robert C. Hart                   0               --              15,000/145,000                       0/0

Robert Meyer                     0               --              10,600/49,400                        0/0

Gerald F. Mahoney          187,890          405,784                   0/0                             0/0

------------------
(1) Represents the difference between the option exercise price and the closing sales price per share of the common stock as quoted on the NYSE on December 31, 2001 ($4.10 per share).

    The following table sets forth information concerning performance accelerated restricted stock (PARS) granted to each of the named executive officers in 2001 under the 2001 Plan.

                 2001 LONG-TERM INCENTIVE PLAN AWARDS IN 2001

                                         NUMBER OF SHARES,        PERFORMANCE OR
                                       UNITS OR OTHER RIGHTS    OTHER PERIOD UNTIL
NAME                                            (#)            MATURATION OR PAYOUT
----                                   ---------------------   --------------------
Paul V. Reilly                                291,000                  (1)

Michel P. Salbaing                             57,000                  (1)

David W. Blue                                  57,000                  (1)

Robert C. Hart                                 57,000                  (1)

Robert Meyer                                   25,000                  (1)

Gerald F. Mahoney                                   0                   --

------------------
(1) 50% of the PARS will vest in June 2006 and 50% will vest in June 2007. PARS may vest earlier if the price of the Company's common stock increases to certain levels for at least 20 consecutive trading days. The PARS are held in escrow with an independent financial institution until they vest. The named executive officer retains rights as a shareholder over the unvested PARS held in escrow, including the rights to vote such shares and receive cash dividends, if any.

EXECUTIVE AGREEMENTS

    CHANGE IN CONTROL AGREEMENT. In November 1999 the Company entered into Change in Control Agreements with certain key employees. None of the Change in Control Agreements remains in effect, except that of Mr. Reilly. This agreement, among other things, provides that if Mr. Reilly's employment with the Company is terminated in certain circumstances upon or in anticipation of a change of control (as defined in such agreement), Mr. Reilly shall receive a lump sum payment equal to three years' salary and bonus. Mr. Reilly would also receive any salary or other benefits accrued or otherwise owed to him under the Company's various employee benefit plans and programs at the time of termination.

    MAHONEY SEVERANCE AGREEMENT. On February 28, 2001, the Company entered into an agreement with Gerald Mahoney relating to his departure as CEO of the Company. This agreement provides for severance payments to Mr. Mahoney of $1,080,000 on January 1, 2002, and $1,080,000 on January 1, 2003, plus interest thereon at 6% per annum from April 1, 2001.
Mr. Mahoney may accelerate such payments upon a change in control of the Company. The Company shall also reimburse Mr. Mahoney for reasonable expenses associated with (i) his personal financial and tax planning in 2000 and 2001, (ii) maintaining office space and administrative support from April 2001 through March 2002, and (iii) health care coverage.
Mr. Mahoney's agreement also provides certain covenants by Mr. Mahoney not to compete with the Company nor solicit the Company's employees for a period of two years following the date of the agreement.

    SEVERANCE AGREEMENTS. In June 2001 the Company entered into Severance Agreements with certain key employees, including Messrs. Salbaing, Blue, Hart and Meyer. These agreements, among other things, provide that if the executive's employment with the Company is terminated in certain circumstances upon, after or in anticipation of a change of control of the Company (as defined in such agreements), the executive shall receive a lump sum payment based upon the executive's base salary and target annual bonus at termination of employment, reimbursement of post-termination medical and dental premiums paid under COBRA, and reimbursement of outplacement services. In the case of Messrs. Salbaing, Blue and Hart, the agreement provides for a lump sum payment equal to two years' salary plus two years' target bonus plus target bonus for the portion of the year completed prior to termination, one year of COBRA reimbursement, and up to $10,000 in outplacement services. In the case of Mr. Meyer, the agreement provides for a lump sum payment equal to one and one-half years' salary plus one and one-half years' target bonus plus target bonus for the portion of the year completed prior to termination, one year of

COBRA reimbursement, and up to $10,000 in outplacement services.
Mr. Meyer's agreement also provides for tax planning and income tax return preparation by a "Big Five" accounting firm for the year in which termination occurs. Each agreement includes a covenant from the executive not to compete with the Company during his tenure and for a period of two years thereafter.

    LOAN TO MR. SALBAING.  During 2001, the Company made a loan to
Mr. Salbaing in the amount of $100,000.00 to assist in his purchase of a home in Colorado as part of his relocation. The loan bears interest at 5% and is due upon the earliest to occur of (i) Mr. Salbaing's cessation of employment with the Company, (ii) Mr. Salbaing's sale of certain real property located in Canada, or (iii) if the loan becomes secured by Mr. Salbaing's home in Colorado, his sale of that home.

EMPLOYEE BENEFITS

    INCENTIVE PLAN. The Board of Directors adopted a Cash Bonus Incentive Plan (the "Incentive Plan") pursuant to which named executives and other key employees may receive bonus compensation. The Incentive Plan is designed to promote achievement of the Company's financial goals by making a portion of the designated participants' compensation dependent upon the achievement of EBITDA goals established by the Board under the Incentive Plan and the achievement of individual performance objectives. Participants must be employed on the date the incentive payments are distributed in order to receive any payment under the Incentive Plan. The Incentive Plan is further described in the "Compensation Committee Report on Executive Compensation."

    401(K) SAVINGS RETIREMENT PLAN. The Company's subsidiary, Mail-Well I Corporation, has maintained a 401(k) Savings and Retirement Plan (the "Plan") since 1994 for non-union employees. Each U.S. based, union-free employee of Mail-Well I Corporation, or of an affiliate that has adopted the Plan, and who is classified as an employee expected to work a minimum of 1,000 hours per year is eligible to participate in the Plan. For 2002, a participant can contribute to the Plan up to the lesser of $11,000 or 50% of his compensation. Per IRS regulations, maximum compensation of $200,000 is considered for purposes of Plan contributions. All contributions are not included in participant's current taxable income. During 2001, the Company will make a matching contribution to participant accounts equal to 50% of the participant's contributions, up to a maximum of 6% of the participant's compensation. Mail-Well I Corporation also sponsors a 401(k) Savings and Retirement Plan for union employees (the "Union Plan"). Eligibility for participation and the amount of employer match for the Union Plan are determined according to the applicable collective bargaining agreements.

    Beginning January 1, 2001, the Company made an additional non-discretionary contribution to each eligible employee in an amount equal to 1% of the participant's annual eligible compensation. The Company also has the option to make an additional discretionary contribution of up to 2% of annual compensation to participant accounts. To be eligible for these contributions, the employee must have a minimum of one year of service and be employed on the last day of the year for which the contribution is being calculated.

    Plan assets are held in trust. A Plan participant can direct the investment of his contributions and the matching contributions into one of twelve mutual funds and other investment vehicles, one of which is Company common stock. Participant contributions to the Plan are always fully vested. Company contributions including match, non-discretionary and discretionary contributions vest at a rate of 20% for each year of service completed by the participant. Generally, a participant's vested Plan benefit is distributable upon his retirement, disability, death or other separation from employment.

    EMPLOYEE STOCK OWNERSHIP PLAN. Mail-Well I Corporation has also maintained an Employee Stock Ownership Plan (the "ESOP") since 1994. The ESOP has been amended to "freeze" both participation and future contributions to the ESOP. Participants with current balances will maintain their ESOP account and distributions will continue to be allowed at retirement, disability, death or other termination from employment. A participant's ESOP account will continue to become non-forfeitable in increments of 20% for each year of service completed by the participant. Amounts that are forfeited from a partially vested participant's account are allocated to the remaining participants' accounts as an additional contribution or used to offset administration expenses. ESOP monies are held in trust and primarily invested in the Company's common stock.

    KEY EMPLOYEE SHARE OPTION PLAN. Mail-Well I Corporation has maintained a Key Employee Share Option Plan (the "KEYSOP") since 1997. The KEYSOP is offered to selected executive officers and other key employees who occupy senior managerial or professional positions and who have the capacity to make a substantial contribution to the success of the Company. The purpose of the KEYSOP is to provide participants a vehicle for long-term capital accumulation on a tax-favored basis by allowing them to forgo current compensation in exchange for the right to purchase options in selected mutual funds. The KEYSOP is a nonqualified stock option plan within the meaning of Section 83 of the Internal Revenue Code, and is not intended to be covered by the provisions of the Employee Retirement Income Security Act of 1974.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation for the Company's executive officers for the year ending December 31, 2001, were made by the three-member Compensation Committee of the Board. Each member of the Committee is an outside director. No member of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. The Committee is responsible for establishing and administering the policies that govern the annual compensation and stock ownership programs for the Company's executive officers and key employees.

COMPENSATION PHILOSOPHY

    The Company's executive compensation policies are designed to:

    * align compensation with the Company's annual and long-term performance goals;

    * attract and retain a highly qualified and motivated management team;

    * reward individual performance; and

    * link the interests of the executive officers directly with those of shareholders through the use of stock-based incentives as a compensation vehicle.

    These policies are being implemented by setting salaries and incentive levels for executives which are at or above the targeted mid-point for salaries and bonuses given to executives in similar positions, with total compensation packages, including grants of stock options and performance accelerated restricted shares of stock ("PARS"), designed with the goal of compensating the executives at a level above the mid-point for total gain opportunities received by counterparts at similar companies. This compensation program requires commensurate performance levels, emphasizes long-term incentives that will encourage executives to maintain their focus on long-term shareholder interests, and is designed to attract and retain top executive talent.

COMPONENTS OF COMPENSATION

    Total compensation for each executive officer is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size based upon a study and recommendations provided by an independent compensation consultant. The components of executive compensation include salary, the Incentive Plan discussed below, equity participation in the Company in the form of options to purchase common stock and, in some cases, a grant of PARS. Compensation for executive officers of the Company is usually set by the Committee in March or April of each year for that year. In connection with the development and implementation of the Company's strategic plan, certain executive officers received severance and non-competition agreements as more fully described under "Executive Agreements."

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

    The Committee believes it is in the Company's best interest to attempt to structure performance-based compensation, including stock option grants, restricted shares and incentive plan payments, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Board and the Compensation Committee have expressly reserved the authority to award non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

    BASE SALARY. The Committee reviews the salaries of the executive officers annually. The Committee's policy is to fix base salaries, with commensurate performance requirements, at levels at or above the mid-point for amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size who are engaged in a business similar to that of the Company. Salary recommendations are submitted annually to the Committee by the Chairman and Chief Executive Officer. In determining salary compensation, the Committee takes into account financial and operating performance versus the Company's internal operating plan and external benchmarking data, as well as management's accomplishment of certain long-term and short-term strategic goals.

    In addition, the base salaries take into account the individual's experience within the industry, with the Company and its predecessors and/or within the profession, and their adherence to the values of the Company. The Committee believes that compensation for its executive officers has been competitive, appropriate and comparable to similarly situated companies.

    Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements and that the compensation policies, plans and programs administered by the Committee contribute to management's commitments. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature. The Committee does not assign any specified weight to the criteria it considers.

    The Committee's recommendations are offered to the full Board of the Company which ultimately ratifies, amends or rejects them.

    LONG-TERM INCENTIVES. The Company believes that the interests of stockholders and the Company's key employees, including officers and directors, are more closely aligned when such key employees are provided an opportunity to acquire a proprietary interest through ownership of common stock. Officers, directors and other key employees are granted options under the Company's stock option plans to purchase common stock. Certain key employees were, in 2001, granted PARS for retention purposes and to motivate accomplishment of the Company's strategic goals. To date, the Company has only granted stock options at a price equal to or greater than fair market value. The number of options granted by the Committee is based upon the Committee's evaluation of:

    * the anticipated performance requirements and potential contributions of each employee;

    * each employee's current equity participation in the Company; and

    * recommendations of senior management.

    In 2001, the Committee granted options representing 995,000 shares of common stock and 569,000 PARS to executive officers. This grant of stock options and PARS was made to further align the interests of those executive officers with that of shareholders by providing incentives to achieve the long-range goals of the Company.

    INCENTIVE COMPENSATION. Incentive compensation is paid to officers under the Company's Incentive Plan. Incentive compensation is ordinarily paid as a percentage of each executive's base salary and is based upon the level of attainment of EBITDA goals established by the Board under the Incentive Plan and the achievement of individual performance objectives. The components that are considered in paying incentive compensation to the executive officers include profitability and growth of the Company and the officer's job performance. Due to the Company's performance, none of the named executive officers was paid that portion of their incentive based on EBITDA goals under the Incentive Plan for 2001.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Reilly was named Chief Executive Officer on January 31, 2001, and Chairman of the Board of the Company on June 29, 2001. Prior to becoming Chief Executive Officer, he served as the Company's President and Chief Operating Officer. As a result of his promotion to Chief Executive Officer, and after considering certain competitive peer benchmark data, the Committee granted Mr. Reilly an increase in base salary of $150,000 from $450,000 annually to $600,000 annually, effective February 1, 2001, and granted him options for 100,000 shares at an exercise price of $4.7125 per share. Mr. Reilly was also eligible for an incentive payment pursuant to the Incentive Plan. Under the terms of the Incentive Plan
Mr. Reilly earned $180,000 for 2001 results. Due to the impact of current industry economic conditions on the Company and its employees, Mr. Reilly decided not to accept the bonus. In June 2001 the Committee granted options for 436,000 shares of common stock at an exercise price of $5.51 per share and 291,000 PARS to Mr. Reilly under the 2001 Plan. These grants were made to align Mr. Reilly's compensation with the interests of the Company's stockholders, pursuant to the policies and philosophy described above.

CONCLUSION

    In summary, the Committee believes that its policy of linking executive compensation to Company performance was met. The Committee believes that the Company's compensation levels adequately reflect its philosophy. In addition, the Committee believes that the Company's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

                                          Janice C. Peters (Chairperson)
                                          Frank J. Hevrdejs
                                          W. Thomas Stephens

                      STOCK PRICE PERFORMANCE GRAPH

    The following graph presents the cumulative total quarterly stockholder return (assuming reinvestment of dividends, if any) from investing $100 on December 31, 1996 in each of (i) the Company's common stock; (ii) Standard & Poor's 500 Index; and (iii) a Company-chosen peer group, weighted by market capitalization, which includes Consolidated Graphics, Inc., Deluxe Corporation, R. R. Donnelley & Sons Company, Wallace Computer Services, Inc. and Standard Register Company (the "Peer Group Index"). The Company's common stock is listed on the New York Stock Exchange.

                                 [GRAPH]

           MAIL-WELL   PEER GROUP   S&P 500
           ---------   ----------   -------
31-Dec-96   $100.00     $100.00     $100.00
27-Mar-97    113.93      110.00      102.26
27-Jun-97    237.02      117.11      117.24
26-Sep-97    247.33      115.02      124.90
31-Dec-97    346.95      119.01      123.74
31-Mar-98    346.95      129.29      145.58
30-Jun-98    397.33      139.30      149.82
30-Sep-98    156.87      109.88      134.38
31-Dec-98    209.54      137.03      162.43
31-Mar-99    245.04      106.04      169.98
30-Jun-99    296.56      123.87      181.39
30-Sep-99    254.20      101.62      169.49
31-Dec-99    247.33       88.14      194.14
31-Mar-00    159.16       77.61      198.02
30-Jun-00    158.02       80.17      192.21
30-Sep-00     87.02       85.43      189.82
31-Dec-00     79.01       94.36      174.46
31-Mar-01     89.40       92.66      153.32
30-Jun-01     77.86      104.26      161.79
30-Sep-01     67.79      101.23      137.55
31-Dec-01     75.11      115.15      151.70

                      COMPLIANCE WITH SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 2001, to the best of the Company's knowledge, the Company's directors, executive officers and holders of more than 10% of its common stock complied with all Section 16(a) filing requirements, except that Jerome Pickholz was inadvertently one day late in filing one Form 4.

                    PROPOSAL 1--ELECTION OF DIRECTORS

    Seven directors will be elected at the Annual Meeting to hold office until the Company's 2003 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. All of the nominees are currently directors of the Company, except for Mr. Reynolds. William Thomas will be retiring from the Board of Directors and will not be standing for reelection. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. In the event any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or the Board may reduce the number of directors to be elected.

    The shares of common stock represented by the enclosed proxy will be voted for the election to the Board of the seven nominees named below unless a vote is withheld from one or more individual nominees. If any nominee becomes unavailable for any reason, or if a vacancy should occur before election, shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The simple majority vote of shares voting is required for election of directors. Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes will be elected as directors.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF: PAUL V.
                                       ---
REILLY, FRANK P. DIASSI, FRANK J. HEVRDEJS, JANICE C. PETERS, JEROME W. PICKHOLZ, ALISTER W. REYNOLDS AND W. THOMAS STEPHENS.

      PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    At the Annual Meeting, stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 2002. Management recommends that Ernst & Young LLP be ratified as the principal accounting firm to be utilized by the Company for the year ending December 31, 2002.

    The Company anticipates that representatives of Ernst & Young LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, the representatives of Ernst & Young LLP will be afforded an opportunity to make a statement if they so desire.

AUDIT FEES

    Ernst & Young LLP's fees for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2001, and its reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $604,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No fees were paid to Ernst & Young LLP during 2001 for financial information systems design and implementation services.

ALL OTHER FEES

    Other fees paid to Ernst & Young LLP in 2001 totaled $1,399,000, including $867,000 of audit-related services and $532,000 of tax services. Audit-related services consisted primarily of audits of separate subsidiary financial statements, accounting research and SEC registration statements.

AUDITOR INDEPENDENCE

    The Audit Committee has considered the effect that provision of the services described under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" may have on the independence of Ernst & Young LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Ernst & Young LLP as the Company's principal auditor.

REPORT OF THE AUDIT COMMITTEE

    The Company has an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange. In 2001, the Audit Committee met formally four (4) times and held four
(4) conference calls to review earnings-related press releases, reports to the Securities and Exchange Commission and proxy materials. The Audit Committee follows the substance of the procedures recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, sponsored by the major securities markets, issued in February 1999. The full responsibilities of the Audit Committee are set forth in its Charter, adopted by the Company's Board of Directors in May 2000, a copy of which is available upon written request to the Secretary of the Company.

    During the year 2001, at each of its meetings, the Audit Committee met with the senior members of the Company's financial management team, its Vice President and General Auditor, its Sr. Vice President-- Corporate Development and Chief Legal Officer and its independent auditors. The Audit Committee's agenda is established by the Audit Committee's chairperson and the Vice President and General Auditor. The Audit Committee had a private session at one of its meetings with the Company's independent auditors and, separately, with the Vice President and General Auditor, at which candid discussions of financial management, accounting and internal control issues took place.

    The Audit Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as the Company's independent auditors and reviewed with the Company's financial managers, the independent auditors and the Vice President and General Auditor, overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

    Management has reviewed the audited financial statements in the Annual Report for 2001 with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

    In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to, several questions that the Audit Committee believes are particularly relevant to its oversight. These questions addressed the following matters, among others:

    * Whether there are any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements;

    * Whether, based on the auditors' experience and their knowledge of the Company, the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements; and

    * Whether, based on the auditors' experience and their knowledge of the Company, the Company has implemented internal controls and internal audit procedures that are appropriate for the Company.

    The Audit Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

    The Audit Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether non-audit services provided by them to the Company during 2001 was compatible with the auditors' independence.

    In performing all of these functions, the Audit Committee acts in an oversight capacity. While the Audit Committee reviews the quarterly and annual financial statements in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

    In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                        Jerome W. Pickholz (Chairperson)
                                        William R. Thomas
                                        Frank P. Diassi

REQUIRED VOTE

    Ratification of the selection of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of a majority of the outstanding shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE
                                       ---
SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR 2002.

                 STOCKHOLDER PROPOSALS FOR 2003 MEETING

    Proposals of stockholders that are intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than November 25, 2002 in order to be included in the proxy statement and form of proxy relating to the annual meeting. The 2003 Annual Meeting is currently scheduled for May 1, 2003. The Company's Board of Directors will consider stockholder proposals submitted for the meeting. A proposal that does not supply adequate information about the proposal and the stockholder making the proposal will be disregarded.

                               OTHER ITEMS

    The Board does not intend to present further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                            By Order of the Board of Directors,

                            /s/ Roger Wertheimer

                            Roger Wertheimer
                            Vice President--General Counsel and Secretary

Englewood, Colorado
March 25, 2002

[MAIL-WELL LOGO]

MAIL-WELL, INC.
8310 S. VALLEY HWY. #400
ENGLEWOOD, CO 80112


VOTE BY INTERNET - www.proxyvote.com
                   -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You wll be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mail-Well, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                            MWINC            KEEP THIS PORTION FOR YOUR RECORDS
-------------------------------------------------------------------------------
                                            DETACH AND RETURN THIS PORTION ONLY
            THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.



===============================================================================
MAIL-WELL, INC.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE FOLLOWING
                                                          ---
     ITEMS:

     (1) To elect as directors the nominees listed below.
         Frank P. Diassi, Frank J. Hevrdejs, Janice C. Peters, Jerome W. Pickholz, Paul V. Reilly, Alister W. Reynolds, and W. Thomas Stephens


         FOR   WITHHOLD   FOR ALL
         ALL     ALL      EXCEPT

         / /     / /        / /

         To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.

         ----------------------------------------------

     VOTE ON PROPOSALS

     (2) To ratify the selection of Ernst & Young LLP, independent auditors, as auditors of the Company for the year ending December 31, 2002.

         FOR    AGAINST    ABSTAIN

         / /     / /        / /


     NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.

         THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD
         OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. THIS PROXY,
                                        ---
         WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION
         IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                   ---


     (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized persons. If joint tenants, each joint tenant should sign.)

     -------------------------------------------------------     --------------


     -------------------------------------------------------     --------------
     Signature (PLEASE SIGN WITHIN BOX)                               Date


     -------------------------------------------------------     --------------


     -------------------------------------------------------     --------------
     Signature (Joint Owners)                                         Date

===============================================================================

-------------------------------------------------------------------------------



===============================================================================

REVOCABLE PROXY                                               MAIL-WELL, INC.

                  SOLICITED BY THE BOARD OF DIRECTORS FOR
                ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2002

The undersigned holder of common stock of Mail-Well, Inc., a Colorado corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders dated March 25, 2002, and, revoking any proxy heretofore given, hereby appoints Roger Wertheimer and Michel P. Salbaing, and each of them, with full power to each of substitution, as attorneys and proxies, to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of March 8, 2002, at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, 8310 S. Valley Hwy., Englewood, Colorado, on May 1, 2002, at 8:30 a.m., and at any postponements and adjournments thereof, upon the following items, as set forth in the Notice of Annual Meeting, and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

===============================================================================

                                APPENDIX


     Page 18 of the printed Proxy contains a Performance Graph. The information contained in the graph appears in the table immediately following the graph.